UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 20, 2010
NORTHWEST PIPELINE GP
(Exact name of registrant as specified in its charter)

Delaware	1-7414	26-1157701

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

295 Chipeta Way, Salt Lake City, Utah	84108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 801-583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On January 20, 2010, our management concluded that Northwest Pipeline GP’s financial statements for the year ended December 31, 2008 should be restated due to the manner in which we have presented and recognized certain pension and postretirement obligations in certain benefit plans for which our parent is the plan sponsor. We have previously recorded parent-allocated amounts related to these plans on a single-employer basis rather than a multi-employer accounting model. As the plan assets are not legally segregated and we are not contractually required to assume these obligations upon withdrawal, we have now concluded that the appropriate accounting model for these historical financial statements is a multi-employer model.
We participate in pension and postretirement benefit plans sponsored by our parent. However, we have historically accounted for these plans as if they were our own. We have now determined that ASC 715-30-55-63 requires us to account for the plans as if we are a participant in a multi-employer plan. This error in methodology had the most significant impact to our financial statements for the year ended December 31, 2008. In that year, we recognized a significant parent-allocated actuarial loss on our Balance Sheet, Statement of Owner’s Equity and Statement of Comprehensive Income. We have determined that the error was significant to the Statement of Comprehensive Income for the year ended December 31, 2008. For this period, Comprehensive Income should have approximated Net Income. The effect of the adjustments to Comprehensive Income is an increase of $39.4 million and $2.0 million in 2008 and 2007, respectively. There was no Comprehensive Income impact in 2006. The impact of this error correction will also increase Owner’s Equity and reduce non-current assets and liabilities at December 31, 2008. It did not have an impact on our 2008 Net Income as our expense recognized approximated our contributions to the parent-sponsored plans, nor did it have any impact upon our 2008 Statement of Cash Flows.
Based on their evaluation of the effectiveness of our disclosure controls and procedures and our internal control over financial reporting at December 31, 2008, our Senior Vice President and Vice President and Treasurer had concluded that our disclosure controls and procedures and our internal control over financial reporting were effective at that time at a reasonable assurance level. Our Form 10-K for the period ended December 31, 2008 contained disclosure of this conclusion. In light of the material weakness identified related to the presentation of these pension and postretirement obligations, our Senior Vice President and Vice President and Treasurer have now concluded that, at December 31, 2008, our disclosure controls and procedures and our internal control over financial reporting were not effective at a reasonable assurance level.
Our executive officers discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with our independent registered public accounting firm. We will include the above-noted restatements and the assessment of our disclosure control and procedures and our internal control over financial reporting in our Form 10-K for the year ended December 31, 2009, expected to be filed by February 22, 2010. While we are restating the financials for the period ended December 31, 2008, we have concluded that the impact of the error is not material to any of the three quarterly periods of 2009.
Item 9.01. Financial Statements and Exhibits.
     (a) None
     (b) None
     (c) None
     (d) None

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE GP
By:	/s/ R. Rand Clark
R. Rand Clark
Controller (Duly Authorized Officer and Chief Accounting Officer)

Dated: January 25, 2010

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